                                                                                  POST OFFICE BOX 787
[CBRL GROUP, INC. LOGO]                                                               LEBANON, TENNESSEE
                                                                                          37088-0787
                                                                                    PHONE 615.443.9869

C B R L  G R O U P,  I N C.

Investor Contact:           Diana S. Wynne
                   Senior Vice President, Corporate Affairs
                                           (615) 443-9837<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

Media Contact:                Julie K. Davis
                                           Director Corporate Communications
                           (615) 443-9266

CBRL GROUP, INC. REPORTS OCTOBER COMPARABLE STORE SALES

<?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />LEBANON, Tenn. (October 31, 2006) -- CBRL Group, Inc. (the “Company”) (NASDAQ: CBRL) today reported comparable store sales for the fiscal five-week period ending Friday, October 27, 2006.  The report includes monthly comparable store sales for both its Cracker Barrel Old Country Storeâ (“Cracker Barrel”) restaurants and gift shops and its Logan’s Roadhouseâ (“Logan’s”) restaurants.

For Cracker Barrel:
·         Comparable store restaurant sales in fiscal October were up 1.9% with an approximately 1.2% higher average check, including approximately 1.0% higher average menu pricing,
·         Comparable store retail sales in fiscal October were up 5.9%.

For Logan’s:
·         Comparable restaurant sales in fiscal October were down 0.8%, with an approximately 1.0% higher average check, including approximately 1.6% average menu pricing.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 548 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 143 company-operated and 26 franchised Logan’s RoadhouseÒ restaurants in 20 states.

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